 EXHIBIT 99.2

Recruiter.com Announces Closing of Registered Direct Offering

NEW YORK, NY / ACCESSWIRE / June 7, 2024 / Recruiter.com Group, Inc. (NASDAQ:RCRT)(NASDAQ:RCRTW) ("Recruiter.com") today announced the closing of its previously announced registered direct offering for the sale and issuance of 481,000 shares of the Company's common stock, to seven investors at per share purchase price of $1.00. The initial expected offering of 400,000 shares was expanded to 481,000 shares due to increased investor demand.

The completion of the transaction resulted in aggregate gross proceeds to the Company of $481,000. There were no placement agent fees or other offering expenses. As previously stated, the Company intends to use the net proceeds from this offering for working capital and other general corporate purposes.

The shares of common stock in the registered direct were offered pursuant to a “shelf” registration statement on Form S-3 (File No. 333-267470) initially filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2022, and declared effective by the SEC on September 30, 2022. The offering of the common stock in the registered direct offering was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting the Company at 123 Farmington Avenue, Suite 252, Bristol, CT 06010, or by telephone at (855) 931-1500.

In a potential subsequent private placement, the Company is in discussions with certain strategic investors to issue up to $6.5 million of shares of the Company’s common stock. The Company is engaged in ongoing negotiations with such potential investors, but no material agreements, binding or otherwise, have been executed to date. The Company anticipates, but cannot guarantee, that documentation and closing of such an offering will be completed before July 15, 2024. The Company intends to use the net proceeds from this offering for the purpose of acquiring other revenue generating operating assets or companies that are synergistic with the Company’s business plan and model, as well as for working capital and other general corporate purposes, including the completion of its planned spinout of certain operating assets and liabilities to its Atlantic Energy Solutions, Inc. subsidiary, which is currently being renamed CognoGroup, Inc.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Recruiter.com Group, Inc.

Recruiter.com is an on-demand recruiting platform providing flexible talent acquisition solutions that scale from startups to the Fortune 100. With an on-tap network of thousands of recruiting professionals and recruitment marketing automation, Recruiter.com helps businesses solve today’s complex hiring challenges.

For investor information, visit https://investors.recruiter.com.

Please follow social media channels for additional updates:

LinkedIn Recruiter Network Group: https://www.linkedin.com/groups/42370/

LinkedIn Company Page: https://www.linkedin.com/company/1240434

Twitter Company Page: https://twitter.com/recruiterdotcom

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Facebook Company Page: https://www.facebook.com/RecruiterDotCom

Safe Harbor Statement

This press release contains forward-looking statements. These forward-looking statements, and terms such as “anticipate,” “expect,” “believe,” “may,” “will,” “should” or other comparable terms, are based largely on Recruiter.com’s expectations and are subject to a number of risks and uncertainties, certain of which are beyond Recruiter.com’s control. These statements include, among others, statements regarding the completion of the offering, the anticipated proceeds from the offering and the use of such proceeds. Actual results could differ materially from these forward-looking statements as a result of, among other factors, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the skills and experience necessary to meet customers’ requirements, and its ability to protect its intellectual property. Recruiter.com encourages you to review other factors that may affect its future results in its registration statement and in its other filings with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact occur.

Company Contact:

Corporate Communications

investors@recruiter.com

SOURCE: Recruiter.com Group, Inc.

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